EXHIBIT 99.1

This draft Whitepaper contains “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including: any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. “Forward-looking statements” may include the words “may,” “will,” “intend,” “believe,” “expect,” “plan” or “anticipate” and other similar words.

Although we believe that the expectations reflected in our “forward-looking statements” are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any “forward-looking statements”, are subject to change and to inherent risks and uncertainties, such as those disclosed in this Whitepaper. In light of the significant uncertainties inherent in the “forward-looking statements” included in this Whitepaper, the inclusion of such information should not be regarded as a representation by Tautachrome, Inc. or any other person that Tautachrome’s objectives and plans will be achieved. Except for its ongoing obligation to disclose material information as required by the federal securities laws, we do not intend, and undertake no obligation, to update any “forward-looking statement”. Accordingly, the reader should not rely on “forward-looking statements”, because they are subject to known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those in the “forward-looking statements”.

DRAFT KLICKZIE CRYPTOTOKEN “KLK” WHITEPAPER Circulated for Comment

KlickZie, the Flagship technology of Tautachrome, Inc.

Abstract

Tautachrome, Inc. is an Internet technology company whose top priority is the global deployment of its patented KlickZie imaging technology platform now under development and aimed at providing the framework for the universal monetization of the imagery of the global smartphone user. The KlickZie platform will consist of a downloadable KlickZie imaging software package and a KlickZie support cloud.

In a process called activation, KlickZie software will transform the imagery flowing from the user’s device, and will securely store a copy of the transformed imagery on the KlickZie cloud. Together with the KlickZie cloud and under options controlled by the user, activation will enable the secure usage of the identity, ownership, provenance and trustability of the imagery, for the exclusive and valuable benefit of the user. A KlickZie token, KLK, will be issued on the Ethereum blockchain as an ERC20 compliant token, and will be the currency of the KlickZie community. KLK tokens will be used by consumers worldwide to monetize their pictures and videos, creating a new ecosystem among consumers, based on what people love most, imagery.

Possible number and distribution of tokens: One billion KLKs generated and distributed, 32% to token purchasers in the token offering, 32% reserved by the KlickZie team for technology development, 32% reserved for bounties and promoting app usage, and 4% used for the sellers of the tokens in the token offering.

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Cryptotoken for the smartphone user

People own and are regular users of 2.5 billion smartphones (including tablets and other connected smart digital imaging devices), and each year trillions of pictures and frames of video are created with these devices.

This enormous flow of smartphone digital imagery has substantial and global economic value that should be simply and universally tappable by the ordinary smartphone users themselves. . But up until KlickZie that economic value has been impossible for ordinary users to access. There are two reasons for this.

First, and what KlickZie solves, is that in order to be monetizable, imagery ownership has to be reliably attached to its author together with the level of trustability of the imagery, the meta data associated with its creation, and its degree of modification since creation. Without reliable ownership, monetization can’t happen.

And second, and what blockchain network technology solves, is that for the ordinary smartphone users themselves to avail themselves of the potential value of their smartphone imagery, there needs to be a blockchain based ecosystem that recognizes this monetizable imagery, that is equipped to trade in it, and that every KlickZie user can access.

Both of these ingredients are essential for the mass monetization of this vast smartphone generated imagery market for the benefit and use of the smartphone users themselves.

Tautachrome and KlickZie

Tautachrome, Inc. (see Tautachrome video here) is an Internet technology company whose top priority is the global deployment of its patented KlickZie imaging technology platform now under development and aimed at providing the framework for the universal monetization of the imagery of the global smartphone user. The KlickZie platform will consist of a downloadable KlickZie imaging software package, and a KlickZie support cloud.

The KlickZie imaging software will take over the smartphone’s imaging functionality with powerful C-code. While not an “app” in the usual sense, we will often refer to this software as the KlickZie app.

In a process we call activation, the KlickZie app will transform the imagery created on the user’s device, and will securely store a copy of the transformed imagery on the KlickZie cloud. Together with the KlickZie cloud and under the control of the Imagery’s owner, activation will enable the usage of the imagery, together with its certifiable level of trustability, for any purpose.

In activation, the device’s imagery, together with any metadata associated with the imagery’s creation, will be specially, robustly and highly undetectably marked as it is made, so that wherever the imagery goes and whatever happens to it will be discoverable exclusively by KlickZie but essentially by no one else.

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Essential Elements of Activation Marking

KlickZie activation-marking contains four essential elements. First, the marking is invisible so that it doesn’t spoil the utility of the imagery for enjoyment and use. Second, the activation marking is extremely difficult to extract by anyone except KlickZie, making it essentially impossible to spoof. In this way bad actors cannot pose as KlickZie. Third, the marking is distributed throughout the imagery so that we can recognize both that the imagery has been altered if it has been altered, and also how and where in the imagery alteration has taken place. And fourth, the KlickZie marking and imaging processes in the camera will be protected from hacking and reverse engineering so that hackers don’t damage the generation of useful KlickZie imagery.

KlickZie images are Activated!

Activation is the secret sauce of trustability. The fabric of trust made possible by KlickZie activation is the heart of universal imagery monetization.

Once imagery is activated and uploaded into the internet, trustability becomes a property of the imagery, not of its chain of custody or of by whom or in what way it has been handled. Trusted imagery means that third parties can be certain of the origin of the imagery and its handling, the key elements required for the dynamic usefulness and the broad monetization of imagery.

Activation allows KlickZie to recognize its users’ pictures wherever they show up and to support all manner of monetization associated with them. Under conditions set by the author, third parties can check the trustability of a KlickZie picture or video by touching or clicking the imagery.

All matters related to the monetization of KlickZie imagery are under conditions set by the author and are mediated by touch or click. For example, activated pictures or videos can be used as floating portals of communication between a viewer of the imagery and its author and among viewers using KlickZie’s “Touch to Comm” functionality.

KlickZie uses the term “activated” for its marked imagery because there is so much you can do with such imagery once you have it. You can certify the authenticity and trustability of original imagery, you can determine the nature of changes made to imagery, you can use KlickZie pictures and videos as floating portals of communication among people, you can use it as reliable evidence of when and where it was generated and by whom, and you can find the original imagery from only a fragment.

And most important of all, activation enables the effective identification of KlickZie imagery ownership, the key to the universal monetization of the pictures and videos made by smart digital imaging devices.

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KlickZie Trusted Imagery Ecosystem

The KlickZie Token - “KLK”

The KlickZie token, KLK, will be issued on the Ethereum blockchain as an ERC20 compliant token, and will be the currency of the KlickZie community worldwide to monetize their pictures and videos, creating a new ecosystem among consumers based on what people love most, imagery.

Trusted imaging will be a bedrock for both individuals and businesses in the future, but with the KLK token in place the most significant impact may be the transfer of additional wealth into the hands of the consumer. This transfer can be understood by looking at a single example: the advertising business associated with social networks.

Below, the picture on the left is how it is now. Advertisers feed ads to users and pay money to the social networks who get all the money and who distribute the users’ own content back to them with ads.

The picture on the right is how it will be done in KlickZie. Advertisers will feed ads plus KLK to users, but only to users who want the ads. KlickZie will be paid in KLK or $, or both, and will distribute the users content to them along with the ads.

KlickZie users own the imagery they create, both normal imagery and the “view only” pictures or videos, if any, that they create using KlickZie’s Private Picture feature. They also will own any proprietary communications they create using KlickZie’s Touch to Comm functionality. Ownership of imagery can be sold for KLK tokens under a standard smart contract provided in the KLK blockchain. Access to view-only private pictures and proprietary communications owned by users can also be sold for KLK tokens under standard smart contracts provided in the KLK blockchain.

KlickZie activates, encrypts and stores imagery and its meta data on the KlickZie cloud as it is created. Activated imagery which is subsequently modified and then shared is also stored in the KlickZie cloud. KlickZie will provide trustability reports using a standard smart contract provided on the KLK blockchain.

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The KLK blockchain will record the ownership of imagery, the ownership of view-only Private Picture imagery and the ownership of proprietary communications as they are created. Sales of imagery-ownership and the sales of access to Private Picture imagery and proprietary communications made under existing KLK standard smart contracts will be recorded on the KLK blockchain. KlickZie will have no control of the KLK blockchain. The picture below shows the separation of the KlickZie cloud activities from the execution of smart contracts on the KLK blockchain.

Interactions in the KlickZie Trusted Imaging Ecosystem

Major Stakeholders in the KlickZie Ecosystem

The major stakeholders in KlickZie and KLK ecosystem are the business and non-business organizations with mission critical uses of usage of KlickZie trusted imaging, the independent app developers creating innovative apps exploiting KlickZie technology and the KLK ecosystem using KlickZie app-development tools, consumers adopting and using the KlickZie imaging app in their connected devices, and the KlickZie team who will support the broad usage of KlickZie technology and develop and capture intellectual property for the benefit of Tautachrome and other KlickZie stakeholders.

Partners (Those licensing KlickZie technology)

o	Businesses where trust is mission critical
o	Advertisers exploiting image based customer interaction
o	Online businesses exploiting KlickZie “snapback”
o	Universities and research entities
o	Governments at all levels
o	Justice systems

Independent App Developers

o	Developers using KlickZie dev tools to make apps to create innovative transactions in KLK
o	Developers using KlickZie dev tools for innovative uses of the KlickZie trusted imaging software engine

Consumers of KlickZie Imagery

o	Social interaction uses
o	Image exploitation uses (e.g., retrieve original from image fragment)
o	Trustability and anti-tamper uses

Tautachrome/KlickZie

o	The KlickZie technology team will work with its partners and app developers both to support KlickZie engine usage, and develop new joint and proprietary intellectual property

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Monetizing the KlickZie Trusted Imagery Ecosystem with the KlickZie “KLK” Token

Independently Developed Apps

The KlickZie app will be free. It will provide the engine that generates “activated” imagery and the functionality that goes with it. The KlickZie app provides a structure for a robust ecosystem that independent developers can take advantage of by creating innovative applications of their own. To assist, the KlickZie team will provide tools for app developers to easily use the KlickZie downloadable software and the KlickZie cloud to create new and valuable ways to use activated imagery.

KLK Payments, App Developers and KlickZie users

KLK payment made by a KlickZie user to an app developer will trigger a revenue sharing payment to Tautachrome under a standard smart contract provided on the blockchain.

Payments in KLK made in an exchange between users in which KlickZie services are used to generate the exchange will also trigger a commission payment to Tautachrome under a standard smart contract on the blockchain.

KlickZie Userbase Growth and KLK Awards

Consumers will be awarded KLK when KlickZie is downloaded and used. New users will be supplied with a KlickZie-provided wallet containing the awarded KLK. Also, a user whose picture prompts a download by a new adopter will be rewarded with KLK. KlickZie users will be provided options allowing them to advertise KlickZie to others via their pictures and other means, and will be rewarded with KLK tokens as their efforts result in KlickZie downloads. At user option, a KlickZie picture or video will carry the message to the effect “I’m KlickZie the amazing picture and video app. I’m free. Download me now.” These simple KLK token reward features are a natural driver of fastest possible user growth.

Awards will have the valuable effect of widely distributing KLK, providing consumers with spendable KLK. They will also be a means for KlickZie to interact with consumers who are not coin-savvy to educate them about the use of their KLK tokens. Inflation caused by these awards, if any, will be controlled by tapering the awards as the userbase grows. Awarding KLK for usage is awarding it for a valuable reason: widest possible KLK ownership.

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Done properly, which means providing a KlickZie functionality of high desirability, adoption rate can be sky high, reaching more than a billion adopters in record time. The graph below shows the results of our studies on KlickZie growth with the factors we can control.

The actual growth and final size of the KlickZie user-base will depend upon our getting two things right: high adoption rate and low loss rate.

For smartphone applications, we know that

•	Adoption rate is driven by application exposure and evident application desirability
•	A low loss rate is driven by application satisfaction and ongoing necessity in the user’s life

KLK awards beneficially affect both factors. These things are not rocket science. But we know how they interact, and the parameters that drive them.

KlickZie Userbase Demographics

Consumers will download an application when it presents itself often and conveniently, and when it has high desirability.

For millennials (the 15-29 age group), KlickZie’s greatest desirability will be its perfected imagery privacy features. Privacy in shared imagery is extremely important among millennials, especially for women. While KlickZie’s ability to treat any KlickZie picture as a comms portal to friends will find significant interest among millennials, there is no doubt as to the high desirability of KlickZie’s extreme picture sharing privacy features.

KlickZie’s Private Picture feature will be “killer feature” for millennials because:

1. The Private Picture feature can be turned on for every picture and video made by the user, or it can be turned on selectively for just some of the pictures and videos. The Private Pictures selection actuates KlickZie’s masking technology that renders the imagery unviewable except with the KlickZie viewer software employing advanced methods defending itself from circumvention. Only people selected by the user will be able to view their Private Pictures and Videos.

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2. And, the user can delete access to shared imagery at any time after it has been shared, and the imagery will be automatically expunged and deleted everywhere that it has gone. (Or, access can be expunged and deleted only to certain of the people with whom it has been shared - by user option.)

The Private Pictures feature will be fully encrypted making it secure from hack and tamper.

We think the Private Picture feature will be valued by the youth demographic, driving a seriously fast adoption rate among them. We expect KlickZie’s youth adopters to be the fastest growth segment, with a tendency to use KlickZie features to share adventure, braggadocio, daring, and fun. The older demographics will tend to use KlickZie to better their lives, deepen their relationships, document important events, and care for personal safety. The chart at right shows the youth demographic growing first and fastest, with the older populations growing more slowly but topping out at a higher level. (The joint growth of the two populations -the “all ages” curve- matches the overall growth shape shown on the previous page.)

Picture Privacy will also be a big player in KLK monetary exchange as users create innovative ways to charge KLK for access to their private picture collections.

KlickZie Social Interaction (Touch-to-Comm)

A KlickZie social interaction is pictured below. (1) The user creates imagery. (2) Somewhere on earth a person views and wishes to talk to the author of the imagery. (3) The imagery is a floating portal of communication allowing communication between an amenable author and the viewer. (4) He shares as much or as little as he wishes.

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KlickZie Originals from a Fragment

KlickZie’s activation is designed to recover the original imagery from a fragment of the original. An example is pictured below. Recovering the original from a fragment will be useful functionality in personal and business life, as well as in the justice system and in government intelligence activities. (Apologies to Rajesh Chopdekar of the Fall 2006 Suzuki Research Group for this example pasted up from their 2006 group photo: http://www.mse.berkeley.edu/groups/suzuki/people/photos.html.)

Evidence-Grade Imagery for Law Enforcement

KlickZie technology offers a new source of evidence-grade information for law enforcement. With KlickZie, the vast amount of information collected by the public can be used as reliable evidence in the justice system. Without KlickZie, pictures and videos collected by the public are useless as evidence in law enforcement because the origin and handling of this imagery cannot be known.

Crowd-sourced Trusted Imagery for News Outlets

News outlets can be supplied with custom branded versions of KlickZie to get crowd-sourced trusted imagery from their own viewers to stream live trusted imagery of news worthy happenings via the KlickZie cloud. It might look something like what is depicted this image, where Fox News is shown having fielded to its interested viewers the KlickZie engine in a Fox branded “AhSur Newshound” app (notional). In the picture below a Fox News viewer is depicted using the AhSur Newshound app to stream live imagery of a tornado Fox News. Any

AhSur equipped Fox News viewer who happens to be on the spot when an event happens can provide Fox with instant and trusted reporting on the event, long before any reporter can possibly get to the scene. Timely news and zero cost. Smart.

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KlickZie Snap Back Functionality

Online vendors who picture their products on their website find that their pictures wander all over the web. But wandering pictures don’t get interested purchasers back to the website.

KlickZie activation of their product picture however, provides a “Snap Back” functionality allowing anybody to jump back to the picture’s original website by touching the picture. No matter where or how the potential customer happens upon the picture, KlickZie can get the person back to the original website.

KlickZie will provide “Touch to Snap Back “functionality to online vendors for a small commission on resulting sales, always providing discounts and promotions for sales accepting KLK in payment.

Token Discounts for Location-based advertising

KlickZie will foster location-based vendors like Joe’s Pizza, Sue’s Sandwiches, and chains such as Subway to accept KLK for purchases by providing steep ad-price reductions for location-based advertising offered to KlickZie users for vendors accepting KLK in payment. (Ad: Joe’s Pizza is just ahead on your right. Pizzas are half off today. Joe’s Pizza accepts KLK payments.)

Standard Smart Contracts on the KLK Blockchain

Several standard smart contracts will be provided on the KLK blockchain. These standard smart contacts will facilitate and record the sale or license of the ownership of user imagery or the ownership of user proprietary communications under the KlickZie touch-to-comm feature. They may also provide for the transfer of KLK tokens from advertisers and other business partners of the KlickZie userbase to the appropriate KlickZie users.

KlickZie Imagery and KlickZie Touch-to Talk Communications

The creator, the “author,” of a picture or video owns the imagery. This ownership can be sold or licensed under standard smart contracts provided on the KLK blockchain. Likewise, a user that establishes a proprietary communications under the KlickZie touch-to-comm functionality owns the communication and can sell it or license access to it or use of it under standard smart contracts provided on the KLK blockchain.

Smart contracts will enable KlickZie users to earn KLK tokens in many ways including:

•	Requesting and receiving product information from advertisers and other merchants
•	Selling viewing rights to their private imagery to others
•	Selling access to their proprietary communications
•	Selling ownership or licensing use of their KlickZie imagery to another

KlickZie users will be able to spend their KLK on advertiser products, viewing rights to Private Pictures, access to proprietary communications, authentication of a KlickZie picture or video, and any other product offered in exchange for KLK tokens.

Possible number and distribution of tokens, and potential special rights

One billion KLKs generated and distributed, 32% to token purchasers in the token offering, 32% reserved by the KlickZie team for technology development, 32% reserved for bounties and promoting app usage, and 4% used for the sellers of the tokens in the token offering.

Buyers of KLK tokens in the token sale could potentially be provided the following special rights.

•	The right to submit and vote on new smart contracts for addition to the KLK blockchain.
•	The right to recommend and vote on the amount of KLK tokens awarded to KlickZie adopters.
•	The right to submit and vote on the addition of new features to the KLK ecosystem (such as Know Your Customer features).

Voting would be by KLK ownership power.

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What other Major Players are Doing

Authentication of pictures and videos is important to many companies for many reasons. But image authentication isn’t always what is needed when authentication is required.

Banks use pictures of checks to allow deposits by picture. However, the picture doesn’t need to authenticate the validity of the check or the maker of the check, or when or where or by whom the picture was taken. It is simply acting as an instant and super convenient postal service, with the bank taking care of the check’s validity using the bank’s regular processes.

Peoples’ personal identification using certified documents that among other things contain their facial picture is also unrelated to the certification of the picture. It is a certification by a trusted third party to the authenticity of the personal identification, not necessarily to the picture itself. KlickZie could certainly greatly assist this certification, because if a KlickZie picture gets separated from the rest of the certified document, its authenticity stands on its own.

Facebook has been troubled with fake accounts impersonating real Facebook users, using stolen imagery of the people being impersonated. For example, in the 2016 US Presidential election, innumerable fake Facebook accounts were created to support false narratives using stolen imagery to decorate the fake accounts. Some created by Russia have been found, including a fake account reported in the New Yok Times under a fake American named as “Melvin Redick” with a false personal background and with a false residence location of Harrisburg, Pennsylvania.[1] This is a real Facebook problem that extends far beyond Russian fakery. Fakery is a worldwide criminal activity infecting Facebook and all other social media. The problem Facebook faces is that the imagery their users post comes to them from every possible source. They have zero information on how the imagery was created, when and by whom it was created, and how it has been handled or manipulated since its creation. Determining what is stolen and what is legitimate under those conditions is, practically speaking, impossible. Only a technology such as KlickZie is equipped to handle integrity in imagery creation, ownership and handling.

Facebook’s problem is the problem faced by most companies needing to authenticate imagery. Without KlickZie, authentication is a one picture at a time problem involving human investigation. With KlickZie, it’s built into the imagery.

Existing software that detects whether or not a picture has been Photoshopped or not, does not help solve the problem. Photoshopped imagery is not the problem, because manipulated imagery from the right owner is not the problem. It is stolen imagery that is being misused that is the problem. For that, you need KlickZie.

________

1 https://www.nytimes.com/2017/09/13/us/politics/russia-facebook-election.html?mcubz=0

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KlickZie was born to solve that problem, and KlickZie activated imagery does that job and more.

It also enables an extensive KLK trade in activated imagery which brings with it immutable knowledge of the creation, history and ownership of the imagery being traded. Furthermore it enables businesses and non-businesses with a mission critical need for trusted imagery to license the KlickZie activated imagery engine for their own usage so that all the imagery used in their activities come ready made with immutable knowledge of the creation, history and ownership of the imagery.

Ephemeral imagery.

Confide and Snapchat both use “ephemeral” communications, that is, content that disappears quickly after or while it is being viewed. They exploit ephemerality for different reasons.

Confide is a business application of ephemerality aiming to enable digital versions of “off the record” conversations. Off the record means that the conversation is intended to leave no record and never to show up in print. About its app, Confide states “…wand over the words with your finger or mouse to read them, and watch them disappear without a trace when you’re done.”

Snap chat is an entertainment exploitation of ephemerality, aiming to enable exciting communications that like Confide are also intended to leave no record. Snapchat’s largest demographic is the younger half of the 15 to 29 youth demographic, where the time horizon is short, life itself seems ephemeral, and the largest concern is “I don’t want my mother, father or teacher to ever see this.” Sexting and irreverent language are prominent features in this communication. By the older half of the youth demographic the usage of Snapchat has mellowed and user needs become closer to the needs of the 30 and up demographic. This fits with our earlier description of these two demographic groups:

“We expect KlickZie’s youth adopters to be the fastest growth segment, with a tendency to use KlickZie features to share adventure, braggadocio, daring, and fun. The older demographics will tend to use KlickZie to better their lives, deepen their relationships, document important events, and care for personal safety.”

Both Confide and Snapchat suffer from the same problems of ephemerality, and that is that they are easily circumventable by available mirroring and/or other software. What this means is that an unfriendly recipient can retain the communication and use it against the sender.

KlickZie’s Private Picture viewer is aimed at plugging every conceivable loophole using advanced anti-circumvention technology producing ephemerality of a much wider variety than either Confide or Snapchat and with a greater assurance of ephemeral effectiveness.

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Characteristics of the KlickZie Marketplace

Advertisers and Sellers

Activating the pictures and videos on the internet opens powerful new ways for consumers and vendors to get together, including:

■	Snap Back Functionality. Online vendors who picture their products on their website find that their pictures wander all over the web. But wandering pictures don’t get interested purchasers back to the website. KlickZie activation provides a “Snap Back” functionality allowing anybody to jump back to the picture’s original website by touching the picture. No matter where or how the potential customer happens upon the picture, KlickZie can get the person back to the original website.

■	Advertiser Generated Imagery. Advertisers spend great amounts of money creating fabulous imagery. KlickZie can activate imagery submitted by advertisers and will facilitate useful interactions between interested viewers of ad imagery and the advertiser. This is good for the consumer who cares to interact and really good for the advertiser who engages the consumer. Advertisers can also use KLK tokens to learn the demographics and topics of billions of consumer interactions, therewith establishing information on individual user careabouts so as to convert “ads” to true user opportunities.

■	Ad Placement. KlickZie will facilitate an enormous amount of interaction among a billion plus people, allowing for ad placement related to this interaction. (While the problem of unwanted add placement remains an irritating disturbance to consumers of internet content on almost every front, KlickZie represents a fresh start with new techniques for assuring that what every consumer actually sees is what that consumer actually welcomes, and that can be consumed at a time and in a format that works for that consumer.)

Trustable Imagery

Below is a sample list of examples where having trustable (i.e. unedited or unmanipulated) imagery will have significant real-world importance:

■	Safety inspection authentications

■	Insurance claims adjustment – authentication of damage

■	“Know your customer” and “anti money-laundering” regulations in the banking, securities and gaming industries

Businesses with mission critical uses for trustable imagery can use KLK tokens to get KlickZie licenses to deploy tailored KlickZie imaging technology for use with their employees, vendors and other stakeholders.

■	Authentication of construction progress

■	Authentication of collectibles and art

■	Law enforcement confrontations

■	Confirmation of service of process or summons

■	IP protection – authentication of discovery

■	Dating websites

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Digital Imagery Marketplace Size

The number of digital photos and videos captured and uploaded to the Internet every day is enormous and constantly growing. Research from venture capital firm Kleiner, Perkins, Caufield and Byers found that 3.2 billion photos are uploaded and shared daily through just five social media platforms. As massive as that number is, it would be even larger if it counted all digital images which were captured and uploaded to the Internet each day.

Source: KPCB Internet Trends – 2016

Over 300 hours of video is uploaded to YouTube alone every minute.

Global smartphone usage

The KlickZie marketspace consists of the world’s smartphone users. The 2016 chart below from Hillhouse Capital shows that the number of smartphone users across the globe at the end of 2015 was 2.5 billion users and growing.

In 2015, over half (52%) of the world’s smartphone users were concentrated in Asia-Pacific, the region that includes China, India, South Korea and Japan. That percentage is still growing. China boasted the largest number of smartphone users in the world with 587 million users, followed by India with 199 million users. (https://www.statista.com).

Source: KPCB Internet Trends - 2015

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The KlickZie Image Activation Platform

Consumers download KlickZie’s free camera upgrade software into their mobile device (iPhone, Android or other smart connected device) from the KlickZie platform. Behind the scenes, the powerful and secure KlickZie software captures the imagery and all available metadata related to the imaging event and activates the imagery and metadata by marking it with advanced, highly undetectable KlickZie watermarking technology. Activated pictures and videos are interactive: merely by touching or clicking the picture or video, and subject to author and others’ permissions, any other KlickZie-equipped user will be able to communicate with the image’s author or others who have viewed or are currently viewing the imagery.

KlickZie pictures and videos are floating portals of communication. Wherever they show up you can talk to others via the imagery itself. In addition, KlickZie’s activated pictures and videos carry the memory of what has been done to them to manipulate, Photoshop or modify them, so that their trustability can be known whenever that is important.

The platform is comprised of free downloadable software and a backend cloud solution:

■	KlickZie Imaging Software (for smartphones, tablets, other devices): Controls the camera imaging and activates the camera’s pictures and videos. It also contains as a component, the viewer software described below.

■	KlickZie Viewer Software (for PCs): Any online computer wanting to interact with activated imagery, but not equipped with KlickZie imaging software, can download and use the viewer software.

■	KlickZie Cloud: The backend system that makes possible user interaction via activated imagery.

KlickZie Imaging Software

The KlickZie Imaging software will be free to download and in the future may be included on new smartphones, tablets or internet connected digital cameras by agreement with the original equipment manufacturers.

How it Works

The KlickZie Imaging software takes over and performs the usual imaging functionality for the device adding KlickZie specialized functionality. The added KlickZie functionality consists of:

■	KlickZie Security measures adapted for KlickZie’s imagery-based communications including user’s Private Picture selections

■	Imagery-capture integrity measures.

■	Steganographic and robust activation marking of created imagery.

■	Secure capture and encryption of the Imaging Action Data package consisting of the newly created activated imagery, author preferences and all identification information

■	Securely transmission o the Imaging Action Data to the KlickZie cloud.

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KlickZie Viewer Software

The KlickZie Viewer software is a free downloadable application for any computer with internet access (PC, laptop, tablet, smartphone, etc.). With the KlickZie Viewer software, the computer becomes a “KlickZie viewing device,” enabling the user to check KlickZied imagery for authenticity or to use KlickZied pictures as portals to talk to others. In addition, the KlickZie Viewer software renders Private Pictures of any and every KlickZie user unviewable by anyone not in that user’s Private Picture Circle.

How it Works

When invoked, the KlickZie Viewer software performs the following:

■	When the user encounters a picture from any source such as an email, a text, or a webpage, the KlickZie Viewer allows the user to select the encountered imagery by touch or click.
■	Selected imagery is transmitted to the KlickZie Cloud to determine whether or not it is KlickZied imagery, that is, whether or not it has been activated in a KlickZie imaging device or in the KlickZie Cloud..
■	If the imagery is KlickZied imagery, the user can choose to interact with the imagery
■	The KlickZie Viewer software optionally empowers the user to submit non-KlickZied pictures to be subjected to an activation marking process by the KlickZie Cloud analogous to the marking done by a KlickZie imaging device.
■	Private Pictures are only viewable upon encrypted handshake between the person viewing and the picture’s author confirming that the viewer is in the author’s Private Picture Circle and that the picture has not been expunged/deleted by the author.

KlickZie Secure Cloud

The KlickZie Cloud is a warehouse of KlickZied imagery, and can certify and authenticate images in its warehouse. It also enables, generates and supports community building interactivity between imagery viewers and/or imagery authors and facilitators. This interaction is intended to allow any given piece of KlickZied imagery no matter where it may appear, to act as a communications portal between and among the viewers of KlickZied imagery and the author of the imagery.

How it Works

■	KlickZied Imaging Device (namely a KlickZie-equipped smartphone or other KlickZie-equipped imaging device, generating KlickZied imagery). When imagery is received from a KlickZied imaging device, the user will have already been registered with interactions being managed by the user’s Author Data Structure.

Recognize the user ID and unique device ID.
Update the Author Data Structure.
Store the newly created imagery.

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Draft Whitepaper

■	KlickZie Viewing Device A KlickZie viewing device is any Internet connected computer equipped with KlickZie Viewer software. This Viewer empowers the user to submit non-KlickZied pictures to be subjected to the KlickZie activation marking process. In this case, as described above, the user will be the Facilitator of the picture rather than its author. The following steps are done for any user with a KlickZie viewing enabled device:

Determine if the user is new, or already registered.
Activation-mark the picture.
Store the picture.

■	Imagery from a non KlickZied device (namely any smartphone, tablet or internet connected computer). The only difference between this case and the case just above is in the ease of submission. In this case, the user must go to the KlickZie website, upload the picture, register and request submission. Otherwise the cloud’s job is identical. By going to the KlickZie website, any person can upload any imagery for determining if the imagery is KlickZied imagery, to register as the facilitator of the imagery which is then KlickZied by the KlickZie cloud, to interact with imagery in the KlickZie system, or to download the KlickZie Viewer software or the KlickZie Imaging software.

The KlickZie Cloud will also track the appearance of KlickZie pictures across the Internet. Web crawling servers on the KlickZie Cloud will create a Web Appearance Data Structure (“WADS”) providing the web appearances by KlickZie pictures, KlickZie authors and KlickZie facilitators. Statistics derivable from WADS will be widely useful to KlickZie.

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KlickZie Business Activity

Similar to other social networks, the KlickZie Platform will be free to users but also capable of generating revenues. Tautachrome’s KlickZie Platform will travel several revenue paths. Four initial revenue pathways are:

■	Targeted ad placement in billions of touch-to-communicate image interactions
■	User premium services
■	Licensing revenue for enterprise applications
■	Independent app developer revenue sharing

User Pulled Advertiser Information

Interaction with KlickZie imagery happens at the image. The KlickZie Cloud facilitates the interaction of viewers with its images. Interaction is trackable by viewer, viewer preferences and viewer connections. The social graph associated with this interaction and with demographic analytics, will enable KlickZie to facilitate and structure vendor interactions tailored to the individual consumer with the goal of creating consumer pull rather than advertiser push. Advertisers will also create engaging KlickZied imagery of their own, facilitated by the KlickZie Cloud.

User Premium Services

KlickZie is a “freemium” service with the vast majority of users expected to take advantage of KlickZie’s free platform. However, for some users, KlickZie will provide trusted imaging applications and trusted imaging archiving services on a premium basis payable in KLK tokens. “In-app” sales will be driven by requirements generated by consumer needs communicated to us by the consumers themselves. Trustable imaging is a new concept whose value and differentiations are expected to be substantial and global and, significantly, learned from the users.

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Licensing Revenue for Enterprise Applications

We will license the KlickZie engine to enterprises where trustable imaging from their employees, customers or vendors can play a mission critical role. To the user KlickZie shows up simply as an app in the smartphone or tablet. For this reason its application across an enterprise can be fast and highly effective. The tailored design of the user interface to satisfy the specific needs of the enterprise will be a service provided by the Company. The parallel growth of KlickZie in the consumer segment will educate the public on the existence of KlickZie. This will foster fast KlickZie adoption in the enterprise segment and will shorten the enterprise sales cycle. In addition to business enterprises, government at all levels will find critical uses for KlickZie. The list below is a partial listing of industries that we will target based on their need for trusted imagery:

■	Construction and Safety inspection industries
■	Insurance, Banking, Securities and Gaming industries
■	Authentication of collectibles, art, wine, etc.
■	Law enforcement
■	Process or summons servers
■	Legal IP protection
■	Dating websites

Independent App-Developer Revenue Sharing

The KlickZie engine for generating trustable and engageable imagery is powerful. To maximize the potential of the engine, the Company will provide developer-access to the KlickZie software engine via a developer’s platform.

The platform will contain a web-based toolbox consisting of a software developer’s kit and an application programming interface intended to make it easy for partner and independent app developers to develop innovative apps for use on the KlickZie Platform.

Standardized methods will be used for app revenue sharing. We also expect this activity to be a source of new intellectual property valuable both to the Company and our partners.

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Draft Whitepaper

KlickZie Product Distribution

Distribution Channels

Overview

Tautachrome envisions four distinct KlickZie distribution channels:

■	An imagery-based channel aimed at fostering the downloading of the KlickZie imaging app;
■	An in-app sales channel aimed at selling premium services or other in-app appropriate items;
■	A web channel providing next-gen ad-relationship tools for advertisers, development tools for independent app-developers, and APIs for our business customers who have mission critical uses for licensed trusted imaging; and
■	A channel of direct sales of trusted imaging licenses to businesses.

Imagery-Based Channel (The “Free KlickZie Download” Channel)

The imagery-based channel is aimed at fostering the downloading of the KlickZie app. This channel is the distribution channel built into every KlickZie picture or video, carrying an optional message to the effect: “Not KlickZied? Download your free KlickZie now.” Downloads resulting from this message will reward the author of the imagery carrying the message with KLK. This channel is the key to KlickZie’s fast user base growth.

In-App Sales Channel

The in-app sales channel is aimed at selling premium services or other in-app appropriate items for KLK. This channel is designed to grow the premium membership base. While we do not believe premium members will be a dominant part of the user base, we are convinced that there will be a number of services regarding trusted imagery and engageable imaging that users will want us to provide and for which they will be willing to pay a fee. Discovering and providing such fee based services is an important element of keeping the company permanently engaged in the user’s lifestyle. In-app sales marketing will be handled delicately to ensure that users are not presented with offers for services they do not need or want.

Web Channel

The web channel will handle ad-placement interaction, our app-developer partners, and those business customers who have mission critical uses for licensed trusted imaging. It is here that the ad-placement interaction happens. Everything that can be done to make ad-placement a user pull affair that is simple and understandable is essential. This channel is also the host of the developer’s platform, another source of revenue. Likewise, everything that can be done to make app development simple, understandable, easy, better and connected to payoff is essential for the app developer. This channel will also be the primary source of advertising to businesses who can have a mission critical use for trusted imaging. It will be a generator of leads for the direct sales channel as well as a generator of web-based license sales to businesses.

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Draft Whitepaper

Direct Sales Channel

This channel represents the direct sales of trusted imaging licenses to businesses and non-business organizations. Selling licenses to businesses and non-business organizations to use our imaging engine for mission critical purposes is a direct sales activity driven by leads from the web channel, from the electronic media and from our blogging activity. In this activity success leads on to success, and sales beget sales.

Branding

Get all our messaging straight on this one idea:

KlickZie technology in your mobile device is there to activate your pictures and videos, and activated pictures and videos are a big deal, useful to everybody everywhere and universally monetizable by the KLK token.

Our brand in seven words: “KlickZie activates imagery and KLK makes it pay.”

Our marketing and advertising will reinforce this brand. People hearing the word KlickZie will think “That’s, the company that activates pictures and videos with a KLK Token that pays.” And vice versa, the phrase activated pictures and videos will bring to mind the brand name KlickZie and its crypto token KLK.

A word about imagery and KlickZie

“A picture is worth a thousand words” says in a nutshell why imagery is important: People like and use imagery as much as they do because it’s worth a lot.

The fact that imagery has become digital, and the fact that digital is easily and often falsified has impacted the worth of imagery in strange and often unsatisfactory ways.

But KlickZie’s activation adds worth back to the equation in clear and satisfactory ways. It adds people who know something about the imagery and it adds knowledge of what has happened to the imagery in the process of its handling. These two things will make KlickZie activation worth a lot to people and will cause people to like and use KlickZie imagery with a kind of confidence that surpasses even the “good old days.“ And the KLK token gives “legs” to the worth of imagery, enabling the extraction of worth in uncountable ways, limited only by the ingenuity of the users of the KlickZie ecosystem.

Marketing KlickZie

KlickZie marketing is tailored to each of the four distribution channels described above.

The most important channel is the Imagery-based Distribution Channel, also referred to as the Free KlickZie Download Channel. This channel will grow the KlickZie consumer user base. The KlickZie system is designed with built-in viral spreading features, amplified by KLK rewards to KlickZie adopters and their friends who have referred them, that will grow the KlickZie user base to over a billion at a record pace. Marketing the other three channels will build off the growth of the KlickZie user base.

Marketing the Free KlickZie App Channel involves maintaining the concept of the worth and value of KlickZie activation and its KLK Token aimed at monetizing this worth. This marketing job is to clarify to the world why KlickZie activation is fundamentally valuable and is a good thing to come along in the world. Marketing will generate electronic, broadcast and print media aimed at this clarification.

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Marketing the In-App Sales Channel will happen in the app. Marketing will be the introduction of the premium products or services being provided, and will be done organically inside the ordinary service-structure of the app. Supplemental marketing in the conversational media (for example blogs and media spinning out of them) will aim at providing outside awareness of the service or product that is being introduced inside the app.

Marketing the Web Channel involves marketing to three distinct web channel customers: the ad-placement interests, our app-developer partners, and our business and non-business customers who have mission critical uses for trusted imaging. Marketing techniques will differ for each of them.

■	Ad placement interests will need to know that they can get “customer pulled” information in front of KlickZie users. KlickZie user base size is the attractor of these interests. Marketing to them will NOT be a matter of attracting them. Marketing will provide the tools on this Web Channel that will allow these interests to generate, target and place the information and opportunities that will reach the demographics they want with the imagery and action tools they need to satisfy the actual interests and intentions of these consumers. The KlickZie social graph and demographic analytics will guide information and opportunity placement and will aid in determining effectiveness and results. Costs to advertisers will be a function of demographic specificity and relevance. Marketing will also enable advertisers to create activated imagery of their own and will provide guidance on using this to achieve consumer driven interactions and sales. Marketing will introduce our services at industry conferences and work-shops.

■	App-developer partners will be marketed by the development of media coverage to attract them to our app-developer partner web page where they will be provided the tools they will need to use KlickZie software to perform novel applications of their own invention. The marketing activity will implement the tools that the app developers will need which will include software developer kits (“SDKs”), the application programming interfaces (“APIs”), Analytics, A/B testing, app tracking and signup functionality.

■	Business customers with mission critical uses for trusted imaging will be marketed both directly with sales teams (see below) and with web-based marketing. Our web-based marketing will provide canned licenses to brand and use simple tailoring of our software for the trustable imaging needs they will have for their clients, employees or suppliers. These licenses and the tailored software will be purchasable and downloadable via our Web Channel. Substantial print, broadcast and electronic media marketing will be deployed to draw users into the Web Channel. The Web Channel will also provide leads to the Direct Sales Channel.

Marketing the Direct Sales Channel will be aimed at supplementing the notable attention that will fall out of our rapidly growing KlickZie user base with high level contact with businesses and organizations that we identify with mission critical uses for trusted imaging. These contacts will be both one-on-one marketing calls as well as presentations at conferences. Articles and advertisements in trade magazines, both print and electronic, will draw leads. The length of the sales cycle will depend on the entity, with large businesses and government agencies believed to have the longest sales cycle, and technology businesses believed to have the shortest. KlickZie’s brand recognition will substantially shorten the sales cycle and streamline the Direct Sales Marketing Channel.

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KlickZie Development and Deployment

KlickZie Product Development

Rapid KlickZie growth coupled with a high user need for a simple, and intuitive user experience require that advanced agile software development techniques be used in KlickZie platform development and deployment. This is about getting the architecture right.

KlickZie architecture will support user base growth from a few users to billions of users. The architecture will embrace deployment being carried out in a cyclical fashion from minimum useable versions to mature versions. It will also embrace an evolving code defense in the smartphone, as well as short testing/response/testing cycles for rapid response to user experience feedback. In addition, it will embrace both the cloud and the phone, and the interchange between them.

KlickZie development pace will be fast. In 6 months, a minimum useable KlickZie system will be available for beta test. At 8 months, a Rev 0 will be available for trial user tests. And by 10 months, Rev 1 will be releasable for extensive user testing, feedback and perfection. Very soon thereafter, KlickZie will be supporting several hundred thousand happy users. These users will be our seed population for rapid growth. The achievement of the seed population will trigger global KlickZie rollout.

Meanwhile the web-based tools for the ad placement interests, our app developer customers and our trusted imaging license customers will have been developed and will also be ready for the global rollout.

Technology Supplement under Contract Development

We intend to supplement our technology team with contract development support from world class suppliers, SRI International’s Center for Vision Technologies, Noble Applications, Inc and Arxan, Inc., Kelecorix Inc., and Honeycomb Digital.

Technology suppliers

SRI International (formerly Stanford Research Institute). SRI is a nonprofit contract R&D center with approximately 2,000 employees and $500 Million in annual R&D business. SRI capabilities are used widely in security and defense as well as in smart phones, video games, and image search on the net. SRI projects have led to Google Earth, SIRI for the iPhone, and the Android image stabilization system. The Company intends to bring SRI onboard to back up KlickZie software engine development. SRI’s Center for Vision Technologies pioneered real-time computer vision with pyramid/wavelet processing that enabled unprecedented speed and precision in imagery processing. SRI’s Center for Vision Technologies under Mike Piacentino’s leadership worked with Dr. Jon Leonard in the development of the MANTIS soldier imaging system for the US Army, under a $40 million DARPA program that Dr. Jon defined and managed while at Raytheon. The working relationship between Dr. Jon and Mike functions at a high level of confidence and trust.

Mike Piacentino

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Noble Applications. Noble is an app development company covering a broad app front including music apps, social media apps, education apps, healthcare apps and more. Noble specializes in custom app development and highest quality user experience and user interface utility for the targeted user bases. The Company intends to bring Noble onboard to assist the KlickZie Team in the app user experience and user interface development activities in which pre-prototype apps will be built, tested and rebuilt in a cyclical process. Dr. Jon and Noble’s President, Steve O’Brien, have been in extensive discussion regarding KlickZie needs during this activity.

Steve O’Brien

Arxan, Inc. Arxan code defense technology has been in use protecting military grade software since 2001. Arxan code defense technology now supports commercial customers worldwide with a full range of application protection needs in the App Economy and is now an industry standard worldwide. The Company will use an evolving system of code protection using its own techniques together with Arxan code protection products and services to harden KlickZie’s in-phone technology. Evolving code defense aims to make reverse engineering, hacking and spoofing of the KlickZie engine grow exponentially difficult with time, becoming economically and practically infeasible.

Kelecorix, Inc. Kelecorix will provide the development of the KlickZie blockchain that will record token transactions within the KLK ecosystem and the token offering system that will host the sale of KlickZie’s cryptotoken. Kelecorix was founded by its Chief Technology Officer, Sergey Bushnyak to design and build real-time, scalable and fault-tolerant systems (https://www.linkedin.com/in/sigrlami) such as the KlickZie cryptotoken based ecosystem. Sergey and his team, and the open source programmers used by Kelecorix, are proficient experts in this field and are the creators and implementers of MakersMarks, a practical blockchain solution for product-ID-and-ownership https://makersmarks.io/pdf/whitepaper.pdf.

Sergey Bushnyak

Honeycomb Digital, LLC The Company has entered into a Pilot Agreement with Honeycomb (www.honeycomb.digital) to develop a “sample system” reflecting the Company’s KlickZie cloud requirements in accordance with the Company’s KlickZie and KLK requirements. Honeycomb has provided 100% web-based scalable private media libraries with advanced security locking, asynchronous access governance (non-centralized), and easy to use transactional digital rights management to national and global companies since 2001. Honeycomb reduces object load, software platform development requirement, datastore and deployment infrastructure resulting in highly scalable private cloud environments comparable to best in class top tier data centers.

Jordan Gray, CTO

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Patents

We have United States granted patent claims and patent applications for two technologies: KlickZie’s authentication technology and KlickZie’s activation technology.

■	The authentication and validation of smartphone imagery, US Patent # 9,582,843 (see Appendix 1), granted February 28, 2017 teaches how to create a smartphone software system and a cloud based authentication system that allows any smartphone user to create photos and videos that are trustable to any third party. KlickZie’s smartphone software system takes over the imaging system in the user’s smartphone, securely captures and invisibly and robustly marks the native imagery that the user creates and securely stores it in the KlickZie Cloud. The marking enables the KlickZie Cloud -exclusively- to recognize any KlickZie imagery submitted by a third party and confirm its authenticity as the original un-Photoshopped, un-manipulated imagery. This patent is supported by two continuation patent applications also submitted to the US Patent Office.

Authentication and validation of smartphone imagery, Patent # 9,582,843 (Issued 28 Feb. 2017)

Authentication and Validation of Smartphone Imagery Continuation1 Applicatn (pub 28 Dec 2016)

Authentication and Validation of Smartphone Imagery Continuation2 Applicatn (pub 28 Dec 2016)

■

The Touch to Comm Patent application (pub 10 Mar 2016), teaches how to use invisible marking technology (taught in the authentication patent application above) together with KlickZie Viewer software and the KlickZie Cloud to turn the imagery flowing from a KlickZie equipped smartphone or tablet into “activated” KlickZie photos or videos. People running across an activated photo or video, no matter what the source, are able to interact with other people, such as the imagery’s creator, merely by touching or clicking on the imagery.

http://appft1.uspto.gov/netacgi/nph-Parser?Sect1=PTO1&Sect2=HITOFF&d=PG01&p=1&u=/netahtml/PTO/srchnum.html&r=1&f=G&l=50&s1=20160070892.PGNR.&OS=DN/20160070892&RS=DN/20160070892

Domain Names

The Company operates both the www.tautachrome.com and www.klickzie.com websites. In addition it has registered a number of dot com URLs to carry forward its multifaceted branding..

Facilities

Tautachrome presently leases office space in Oro Valley, AZ from Intelligent Office of Oro Valley, a provider of supported flexible office space for growing companies. We are in discussion with the University of Arizona to lease an additional 10,000 to 20,000 square feet of office space within the Rita Road facility of the Arizona Tech Park in Tucson, Arizona to house the KlickZie tech team as it is formed.

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History & Management

History

Tautachrome, Inc. is the result of the 2015 merger of Click Evidence, Inc. a privately held Arizona corporation formed in September 2012 by Jon Leonard and Matt Staker (to develop trusted imagery technology for the masses) with a public Delaware corporation. The merger added public company experience, over a thousand shareholders interested in Tautachrome’s trusted imaging technology, and an opportunity to add public liquidity to advance the development of KlickZie technology and the KLK token ecosystem.

Polybia Studios, a wholly owned subsidiary of Tautachrome that came with Tautachrome’s 2015 merger, is a full-service app development and digital design company. Recent work includes the development of the internal software systems, database servers and branding for a mobile security application used by dating women, and the development of websites and branding for companies such as Novagen Ingenium, Renegade Engines, and Ronna Burton. Polybia is located in Mermaid Beach, Queensland, Australia. www.polybiastudios.com.

Last year, Tautachrome acquired PhotoSweep, LLC, a US company with a consumer app (called PhotoSweep) allowing users to receive physical prints of their mobile device photographs on a regular basis by selecting photos from the picture albums in their mobile device. Selected photos are printed and mailed to the user or other selected recipients, or at intervals selected by the user. The PhotoSweep app is currently being updated. www.photosweep.com.

Management Team

Dr. Jon N. Leonard ▶ Founder & Chief Executive Officer

Dr. Leonard, has spent his career at the forefront of new technologies. From September 2002 to May 2012, Dr. Leonard was employed by Raytheon Missile Systems Company as Senior Manager of Programs, for the Advance Programs Division, responsible for counter terrorism technology development.

He is the former CEO of BPM Technology, Inc. a 3D modeling company and former CEO of California Molecular Electronics Corporation. Dr. Leonard holds numerous patents in advanced technology areas including 3-D printing, disappearing email, virus detection, imager look-angle determination, and idle-cellphone detection (for counterterrorism).

Dr. Leonard has a PhD in Mathematics and a BS in Physics from the University of Arizona, and an MS in Engineering from UCLA.

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Draft Whitepaper

Matthew Staker ▶ Chief Engineer

Mr. Staker is a seasoned and successful technology executive with over 30 years in technology development with 20 years of active executive management. His experience covers the gamut from startup to midsize to large companies, with world class competence in the fields of social media, avionics, defense software development, cloud system development and extreme graphics.

From April 2006 until December 2014, Mr. Staker was the Director of Technology and Solutions Architecture at Security First Corp. in Rancho Santa Margarita, California, which develops and licenses software-defined data protection solutions that provide deep data security.

Previously he was a founder/chief technologist of VisualSoftware (acquired by Micrografx), GridIronOffice, NowLive, and New Image Industries (where his invention of computerized hairstyling enabled a NASDAQ IPO with the largest percent gain of its era). He began his career at Evans and Sutherland doing real time computer graphics before moving into defense electronics at Ford Aerospace and Hughes Aircraft. He holds two patents in digital information security.

Mr. Staker has a BS in Computer Science from the University of Utah and an MS in Computer Science from USC.

Dr. Joel Sercel ▶ Chief Technology Officer

Dr. Sercel has 25 years of experience developing and utilizing advanced technology to increase cost effectiveness of technical enterprises. He has been an analyst, technologist, program manager, technological innovator, software developer, systems engineer, and successful entrepreneur.

In addition to his active management and technical consulting practice, Dr. Sercel is currently the Technical Director of the Caltech Industrial Relations Center's Systems Engineering Program and a Senior Advisor to the Commander of the Air Force Research Laboratory. Previously he was Chief Systems Engineer of TSAT, a $22B military satellite system.

Dr. Sercel received his PhD and master's degrees in Mechanical Engineering from Caltech with a doctoral dissertation in plasma physics as applied to space propulsion. He earned his degree in Engineering Physics from the University of Arizona.

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The KLK token, blockchain technology, consensus algorithms, Bitcoin and bitcoin miners. What’s the difference??

Article by Jon N Leonard, October 23, 2017

As announced in September, the Company is developing a blockchain-based cryptotoken ecosystem with its KLK cryptotoken that will be the currency of the KlickZie community worldwide, allowing KlickZie users everywhere to monetize their pictures and videos in many novel ways, capitalizing on what people love most, their imagery.

The purpose of this short article is to talk about how autonomous digital currencies -like Bitcoin- work, how the blockchain technology and consensus algorithms upon which they rest function, and how our KLK cryptotoken will use blockchain technology and consensus algorithms in its deployment.

Most readers will know that Bitcoin was the first autonomous digital currency to be globally adopted.

An autonomous digital currency is a wholly digital, internet based money system that is not controlled by any central authority and is running on immutable cryptographic algorithms in which the ownership and exchange of the currency elements (coins, bills, bucks or whatever) is cryptographically secured.

There has been much academic research on autonomous digital currencies and even before Bitcoin there were attempts to create such a currency (for example, DigiCash and E-gold). These attempts failed to achieve significant adoption.

The central matter of autonomous digital currency is the maintenance of an honest, public ledger showing who (anonymity protected) owns how much of the currency and that is supported by a way to effectively trade the ownership of the currency among people. The key words in the previous sentence are “honest ledger,” one free of manipulated entries created by cheaters that defraud others.

To work, a digital currency needs an acceptable way of creating and distributing its digital currency elements (“coins” if you will), an irrefutable method for knowing, tracking and transferring ownership of its coins (to support the buying, selling and gifting among people by the use of its coins) and a bulletproof way to prevent fraud. In addition, to be globally used without any central authority running it, it has to be able to run autonomously without management once it is turned on.

The creation and distribution of digital currency can be done in many acceptable ways and that has not been the problem that hampered the success of digital currencies before Bitcoin. Likewise, knowing, tracking and transferring (anonymity protected) digital ownership is effectively accomplished using well developed cryptographic hash technology. This has not been a problem with digital currencies before Bitcoin either.

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Article by Jon N Leonard, October 23, 2017

The problem was finding a bulletproof way to autonomously prevent fraud in the transaction records of the ledger once the currency was turned on.

The unknown creator(s) of Bitcoin (pseudonymed Satoshi Nakamoto) understood that a digital currency ledger needs a network of people to be operational, and needs a built-in mechanism of operation that both motivates participation by people and, by balanced self-interests of participants in the network, achieves freedom from the possibility of people-caused fraudulent effects.

Nakamoto achieved the objectives of an effective digital currency network for Bitcoin by rewarding people, called miners, with Bitcoin awards to maintain the Bitcoin digital currency ledger. The Bitcoin ledger is publicly open and contains a cryptographically immutable record of all previous Bitcoin transactions. New transactions are added in a block of transactions in which these miners compete to add the new block in a competition called “Proof of Work” involving a race to solve a cryptographic problem, and that in sum also guarantees that the new block is honest.

The block will be honest because Bitcoin implements a miner consensus algorithm that readily distinguishes an honest block from a dishonest one, and makes the cost of collusion to create fraudulent blocks impractically high. Nakamoto’s miner based consensus algorithm is the essence of Bitcoin’s ability to achieve freedom from the possibility of people-caused fraudulent effects.

The new block is added to the chain of blocks that make up the ledger, giving the ledger the name “blockchain.” Nakamoto effectively achieved both a high motivation for people-participation, and an honest ledger, in an autonomous system with no central management.

The Bitcoin system has been successful but with global adoption, its central process of Proof of Work has exposed a substantial flaw. The Proof of Work competition requires an enormous and growing expenditure of computational processing power with significant impact. One observer has estimated that the computational power to award new Bitcoins will soon require as much electricity as that consumed by the nation of Denmark.

The result is that most bitcoin mining is currently controlled by mining pools (crowdsource mining) or private companies with ASIC hardware solutions, thus centralizing mining in a few entities achieving large profits. This centralization removes the main goal of Bitcoin which is decentralization, and is one reason why some think that Bitcoin may become a self-extinguishing bubble phenomenon.

Because of the energy wasting aspects of Proof of Work as the element driving currency awarding, other schemes for digital currency awarding are widely being pursued and developed, a significant instance being Proof of Stake. Via mathematically advanced consensus algorithms, Proof of Stake rewards users of the system with its value-based cryptotokens, such as KlickZie’s KLK cryptotoken, for the maintenance of its blockchain ledger. These algorithms must readily distinguish honest blocks from dishonest ones, and also make the cost of colluding to create fraudulent blocks impractically high.

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Article by Jon N Leonard, October 23, 2017

Today more people appreciate the power of crypto technology and the possibility of other modern crypto-applications like the KLK token that have value behind the technology that make it useful other than for a currency. And it's much easier to have a lot of people with scarce computational power implementing mathematically advanced proof of stake consensus algorithms involving transaction authentication and forwarding, than a few powerful people doing Proof of Work mining to achieve the consensus algorithm.

In some proof of stake algorithms the blockchain keeps track of a set of validators, and anyone who holds the blockchain's token can become a validator by sending a special type of transaction that locks up some amount of value in a deposit. The process of creating and agreeing to new blocks is then done through a consensus algorithm in which all current validators can participate.

Proof of stake seeks to eliminate wasted power and processing computation, and to prevent the centralized formation of "cartels."

In our case, the KlickZie KLK tokens will be used for actual purpose as a decentralized app, a “dAPP” on Web 3.0, connecting users wanting to monetize images, connecting advertisers wanting to interact with users, and for any other imaginable application for imagery. In that way KLK tokens will serve a public good and live long, as an application, a framework, and a platform.

Dr. Jon N Leonard, CEO

Tautachrome, Inc.

October 23, 2017

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